Exhibit 99.1

Offerpad Announces Q1 2026 Financial Results

Delivers Consistent Execution with Growing Platform Momentum and Continued Progress Toward Profitability

TEMPE, Ariz. – April 30, 2026 – Offerpad Solutions Inc. (NYSE: OPAD), a leading tech-enabled real estate solutions company, today reported financial results for the first quarter ended March 31, 2026.

During the quarter, Offerpad generated $80.1 million in revenue and closed 263 real estate transactions. Results reflect continued execution against the Company’s 2026 priorities, including growing engagement across its multi-solution platform, improving conversion, and advancing its AI-driven operating capabilities to support more efficient, scalable growth.

“We’ve made meaningful progress in how Offerpad operates and serves customers,” said Brian Bair, Chairman and Chief Executive Officer of Offerpad. “Across our platform, we believe each of our solutions is expanding our ability to serve more sellers, improve conversion, and create a consistent experience from first engagement through close. As we move through 2026, we remain focused on disciplined execution, delivering the right solution for each customer, and scaling the business with efficiency and consistency.”

Offerpad serves customers through four solutions with distinct margin profiles, operating characteristics, and capital requirements. Together, they broaden reach, improve conversion, and allow the Company to deploy capital with discipline.

•	Cash Offer is the foundation of the platform, providing sellers with pricing certainty and control while operating within disciplined risk, margin, and hold-period guardrails.

•

Cash Offer Marketplace expands buyer demand beyond Offerpad’s balance sheet by connecting homes with a growing network of professional capital providers. This increases bid depth, improves execution certainty, and generates fee-based revenue.

•

Brokerage Services, including HomePro, the Agent Partnership Program, and the Homebuilder Program, guide sellers to the right solution while improving retention and conversion across the platform. In the first quarter of 2026, referral volume exceeded full-year 2025 levels, highlighting accelerating engagement and the growing role of Brokerage Services in driving platform performance.

•

Renovate is a fee-based services business delivering strong margins while supporting both internal transactions and third-party partners generating 20% to 30% margins. It produced $27 million in revenue in 2025, up approximately 50% year over year, and during the first quarter of 2026 expanded partner relationships that we believe contribute to a solid foundation for continued growth.

“Our first quarter results reflect continued progress in building a more disciplined and predictable operating model,” said Peter Knag, Chief Financial Officer of Offerpad. “We delivered within our guidance range, improved our cost structure, and reduced our Adjusted EBITDA loss sequentially. As we scale transaction volumes and continue to improve conversion, we expect operating leverage to increase and drive continued progress toward profitability.”

Looking Ahead

Offerpad’s objective is to exit 2026 at a run-rate of approximately 1,000 home transactions per quarter across Cash Offer, Cash Offer Marketplace, and Brokerage Services, excluding Renovate.

For the second quarter of 2026, Offerpad expects revenue in the range of $80 million to $90 million, with 300-350 real estate transactions (14-33% sequential increase), and anticipates Adjusted EBITDA to improve sequentially, reaching Adjusted EBITDA positive before the end of 2026.

For additional information, please refer to Offerpad’s full financial results available at investor.offerpad.com.

Q1 2026 Financial Results (year over year)

	Q1 2026		Q1 2025		Percentage Change
Homes acquired	159		454		(65%)
Homes sold	211		460		(54%)
Total real estate transactions[1]	263		519		(49%)
Revenue	$80.1M		$160.7M		(50%)
Gross profit	$5.6M		$10.5M		(47%)
Net loss	($10.1M	)	($15.1M	)	33%
Adjusted EBITDA	($6.7M	)	($7.8M	)	14%
Diluted net loss per share	($0.22)		($0.55)		60%
Gross profit per home sold	$26,300		$22,800		15%
Gross profit per real estate transaction	$21,100		$20,200		4%
Contribution profit after interest per home sold	$6,800		$500		*
Contribution profit after interest per real estate transaction	$5,500		$400		*
Cash and cash equivalents	$40.8M		$30.8M		32%

*	Not Meaningful
[1]

Total real estate transactions represents the total number of closed real estate transactions including Cash Offer homes sold, Cash Offer Marketplace transactions, and listings closed under our Brokerage Services solutions.

Additional information regarding Offerpad’s first quarter of 2026 financial results and management commentary can be found by accessing the Company’s Quarterly Shareholder presentation on the Offerpad investor relations website.

Second Quarter 2026 Outlook

Offerpad is providing its second quarter outlook for 2026 as follows:

Q2 2026 Outlook
Real estate transactions	300 to 350
Revenue	$80M to $90M
Adjusted EBITDA[2]	Improve Sequentially

[2]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Brian Bair, Chairman and CEO, and Peter Knag, CFO, will host a conference call and accompanying webcast on April 30th, 2026, at 4:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website. Those interested can register here. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad Solutions Inc. (NYSE: OPAD) is a real estate solutions company focused on giving homeowners more control, flexibility, and choice when buying and selling a home. Offerpad provides Cash Offers, Agent listing services, access to additional cash buyers through marketplace-enabled capabilities, and renovation services that support both internal transactions and third-party partners.

Founded in 2015, the Company combines proprietary technology with local real estate expertise to simplify the home sale process and reduce friction across the transaction lifecycle, helping customers move forward with speed, transparency, and confidence. Learn more at www.offerpad.com.

#OPAD_IR

Contact:

Investors & Media

Cortney Read

VP, Investor Relations & Communications

Investors@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including transactions across Cash Offer, Cash Offer Marketplace and Brokerage Services, revenue, and Adjusted EBITDA, and expectations regarding cost structure, run-rate, , profitability, transaction volume, conversion, growth and AI capabilities are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; real estate inventory; Offerpad’s ability to successfully launch, market to customers, manage or expand its products and services; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to grow effectively; Offerpad’s ability to achieve and maintain profitability in the future; Offerpad’s underwriting process, ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to manage, develop and refine its technology platform; the success of strategic relationships with third parties; Offerpad’s ability to regain compliance with New York Stock Exchange (“NYSE”) Rule 802.01B and 802.01C, sufficiently execute its business plan, or failure to comply with other NYSE continued listing rules; macroeconomic trends, including due to conflict in the Middle East; and Offerpad’s ability to use net operating loss carryforwards and other tax attributes due to ownership changes. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 24, 2026, Offerpad’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the SEC and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share data) (Unaudited)	2026	2025
Revenue	$80,075	$160,698
Cost of revenue	74,518	150,191
Gross profit	5,557	10,507
Operating expenses:
Sales, marketing and operating	7,574	13,828
General and administrative	6,127	7,196
Technology and development	886	1,020
Total operating expenses	14,587	22,044
Loss from operations	(9,030)	(11,537)
Other income (expense):
Change in fair value of warrant liabilities	169	(257)
Interest expense	(1,617)	(3,522)
Other income, net	361	296
Total other expense	(1,087)	(3,483)
Loss before income taxes	(10,117)	(15,020)
Income tax expense	(16)	(37)
Net loss	$(10,133)	$(15,057)

Net loss per share, basic	$(0.22)	$(0.55)

Net loss per share, diluted	$(0.22)	$(0.55)

Weighted average common shares outstanding, basic	46,194	27,564

Weighted average common shares outstanding, diluted	46,194	27,564

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value per share) (Unaudited)	As of March 31, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$40,823	$26,543
Restricted cash	810	1,627
Accounts receivable	8,219	7,938
Real estate inventory	74,672	93,793
Prepaid expenses and other current assets	2,613	1,792
Total current assets	127,137	131,693
Property and equipment, net	14,386	14,673
Other non-current assets	8,248	8,405
TOTAL ASSETS	$149,771	$154,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,122	$1,667
Accrued and other current liabilities	8,379	8,698
Secured credit facilities and other debt, net	63,202	75,494
Secured credit facilities with a related party, net	2,547	2,582
Warrant liabilities	192	361
Total current liabilities	76,442	88,802
Revolving credit facility, net	14,684	14,650
Other long-term liabilities	12,804	13,100
Total liabilities	103,930	116,552
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 47,287 and 37,211 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5	4
Additional paid in capital	562,399	544,645
Accumulated deficit	(516,563)	(506,430)
Total stockholders’ equity	45,841	38,219
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,771	$154,771

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
($ in thousands) (Unaudited)	2026	2025
Cash flows from operating activities:
Net loss	$(10,133)	$(15,057)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	287	206
Amortization of debt financing costs	101	341
Real estate inventory valuation adjustment	414	1,743
Stock-based compensation	942	1,782
Change in fair value of warrant liabilities	(169)	257
Loss on disposal of property and equipment	2	75
Changes in operating assets and liabilities:
Accounts receivable	(281)	(2,446)
Real estate inventory	18,707	1,584
Prepaid expenses and other assets	(664)	465
Accounts payable	455	229
Accrued and other liabilities	(615)	645
Net cash provided by (used in) operating activities	9,046	(10,176)
Cash flows from investing activities:
Purchases of property and equipment	(19)	(994)
Proceeds from sale of property and equipment	17	—
Net cash used in investing activities	(2)	(994)
Cash flows from financing activities:
Borrowings from secured credit facilities and other debt	45,895	162,795
Repayments of secured credit facilities and other debt	(58,260)	(189,408)
Payment of debt financing costs	(29)	—
Proceeds from January 2026 Offering	18,000	—
Issuance costs of January 2026 Offering	(1,187)	—
Payments for taxes related to stock-based awards	—	(160)
Net cash provided by (used in) financing activities	4,419	(26,773)
Net change in cash, cash equivalents and restricted cash	13,463	(37,943)
Cash, cash equivalents and restricted cash, beginning of period	28,170	73,626
Cash, cash equivalents and restricted cash, end of period	$41,633	$35,683
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$40,823	$30,826
Restricted cash	810	4,857
Total cash, cash equivalents and restricted cash	$41,633	$35,683

Supplemental disclosure of cash flow information:
Cash payments for interest	$1,978	$4,593
Cash payments (refunds) for taxes, net	$(2)	$3

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to the number of homes sold or other real estate transactions during a given period. Offerpad does so by including revenue generated from its Cash Offer, Cash Offer Marketplace, and Brokerage Services solutions in the period and only the expenses that are directly attributable to these transactions, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities and other senior secured debt) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on its homes sold and other real estate transactions after considering the costs directly related to such transactions in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities and other senior secured debt are secured by its homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s Gross Profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, homes sold, and real estate transactions, unaudited)	March 31, 2026	December 31, 2025	March 31, 2025
Gross profit (GAAP)	$5,557	$8,011	$10,507
Gross margin	6.9%	7.0%	6.5%
Homes sold	211	312	460
Gross profit per home sold	$26.3	$25.7	$22.8
Total real estate transactions (1)	263	403	519
Gross profit per real estate transaction	$21.1	$19.9	$20.2
Adjustments:
Real estate inventory valuation adjustment - current period (2)	414	548	1,743
Real estate inventory valuation adjustment - prior period (3)	(755)	(1,851)	(2,211)
Interest expense capitalized (4)	724	902	1,422
Adjusted gross profit	$5,940	$7,610	$11,461
Adjusted gross margin	7.4%	6.7%	7.1%
Adjustments:
Direct selling costs (5)	(1,937)	(2,831)	(4,388)
Holding costs on sales - current period (6)(7)	(390)	(335)	(535)
Holding costs on sales - prior period (6)(8)	(389)	(481)	(690)
Other income, net (9)	361	288	296
Contribution profit	$3,585	$4,251	$6,144
Contribution margin	4.5%	3.7%	3.8%
Homes sold	211	312	460
Contribution profit per home sold	$17.0	$13.6	$13.4
Total real estate transactions (1)	263	403	519
Contribution profit per real estate transaction	$13.6	$10.5	$11.8
Adjustments:
Interest expense capitalized (4)	(724)	(902)	(1,422)
Interest expense on homes sold - current period (10)	(283)	(609)	(1,617)
Interest expense on homes sold - prior period (11)	(1,138)	(1,887)	(2,883)
Contribution profit after interest	$1,440	$853	$222
Contribution margin after interest	1.8%	0.7%	0.1%
Homes sold	211	312	460
Contribution profit after interest per home sold	$6.8	$2.7	$0.5
Total real estate transactions (1)	263	403	519
Contribution profit after interest per real estate transaction	$5.5	$2.1	$0.4

(1)

Total real estate transactions represents the total number of closed real estate transactions including Cash Offer homes sold, Cash Offer Marketplace transactions, and listings closed under our Brokerage Services solutions.

(2)

Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end.

(3)	Real estate inventory valuation adjustment – prior period is the real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4)

Interest expense capitalized represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(5)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.

(6)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.

(7)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(8)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(9)	Other income, net principally represents interest income earned on our cash and cash equivalents.

(10)

Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

(11)

Represents interest expense under our senior and mezzanine secured credit facilities and other senior secured debt incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to its GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	March 31, 2026	December 31, 2025	March 31, 2025
Net loss (GAAP)	$(10,133)	$(8,820)	$(15,057)
Change in fair value of warrant liabilities	(169)	(785)	257
Adjusted net loss	$(10,302)	$(9,605)	$(14,800)
Adjusted net loss margin	(12.9%)	(8.4%)	(9.2%)
Adjustments:
Interest expense	1,617	2,570	3,522
Amortization of capitalized interest (1)	724	902	1,422
Income tax expense (benefit)	16	(6)	37
Depreciation and amortization	287	267	206
Amortization of stock-based compensation	942	(1,026)	1,782
Adjusted EBITDA	$(6,716)	$(6,898)	$(7,831)
Adjusted EBITDA margin	(8.4%)	(6.0%)	(4.9%)

(1)

Amortization of capitalized interest represents all interest related costs under our senior and mezzanine secured credit facilities and other senior secured debt, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.